UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2009
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Imaging Diagnostic Systems, Inc. (the “Company”) entered into a third Amendment Agreement dated as of March 20, 2009, with two unaffiliated third parties:  Whalehaven Capital Fund Limited (“Whalehaven”); and Alpha Capital Anstalt ("Alpha") (Whalehaven and Alpha are collectively referred to as the "Holders").  The Amendment Agreement relates to the sale of an 8% Senior Secured Convertible Debenture pursuant to a Securities Purchase Agreement dated August 1, 2008 (the “August Debenture”) with an aggregate principal amount of $400,000 to Whalehaven and common stock purchase warrants (the “Warrants”) to purchase up to 22,222,222 shares of common stock and to the sale of 8% Senior Secured Convertible Debentures pursuant to a Securities Purchase Agreement dated November 20, 2008 (the “November Debentures”) with an aggregate principal amount of $400,000 to Whalehaven and Alpha.  The August Debenture is due August 1, 2009 and the November Debentures are due November 20, 2009.

Pursuant to the August Securities Purchase Agreement, the Company and Whalehaven entered into a Registration Rights Agreement dated August 1, 2008 obligating the Company to register all of the Registrable Securities as defined in the August Registration Rights Agreement.  On November 26, 2008 Whalehaven sold a portion of the August Debenture and Warrants to Alpha and, as a result, Alpha and Whalehaven are holders of the August Debentures and Warrants.  Pursuant to the November Securities Purchase Agreement, the Company, Whalehaven and Alpha entered into a Registration Rights Agreement dated November 20, 2008 obligating the Company to register all of the Registrable Securities as defined in the November Registration Rights Agreement.

The Amendment Agreement dated March 20, 2009, pertains to a request by the Company to the Holders that they agree to a suspension of the Company’s obligations under the Registration Rights Agreements for both the August and November Debentures.  In consideration for such suspensions, the Company agreed to an adjustment in the conversion price for both debentures whereby the floor price was reduced from $0.013 to $0.005 and the set price was reduced from $0.019 to $0.01.  The new formula for determining the conversion price on any Conversion Date shall be equal to the lesser of (a) $0.01, subject to certain standard adjustments (the “Set Price”) and (b) 80% of the average of the 3 lowest Closing Prices during the 10 Trading Days immediately prior to the applicable Conversion Date (subject to adjustments) (the “Conversion Price”); provided, however, that the Conversion Price shall in no event be less than $0.005 (subject to certain standard adjustments).

As of the date of this Current Report, Whalehaven has sold to Alpha a total of $100,000 principal amount of the August Debenture.

In November 2008, Whalehaven converted $160,000 principal amount of the August Debenture and received 9,206,065 shares of the Company's common stock as a result, and in March 2009 Whalehaven converted an additional $53,000 of the August Debenture and received 9,065,712 shares as a result.  Whalehaven, as of the date of this report, holds a principal amount of $87,000 in the August Debenture and holds a principal amount of $200,000 in the November Debenture.  Whalehaven also holds Warrants to purchase 11,666,667 shares of common stock at an exercise price of $0.005.

In December 2008, Alpha converted $15,000 principal amount of the August Debenture and received 1,052,628 shares of the Company's common stock as a result, and in March 2009 Alpha converted an additional $10,000 and received 1,774,728 shares of the Company's common stock as a result.  Alpha, as of the date of this report, holds a principal amount of $75,000 in the August Debenture and holds a principal amount of $200,000 in the November Debenture.  Alpha also holds Warrants to purchase 3,555,555 shares of common stock at an exercise price of $0.005.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.101	Amendment Agreement by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:   March 26, 2009

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer